Exhibit 5.1

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

Albemarle Corporation 4250 Congress Street, Suite 900 Charlotte, North Carolina 28209	November 6, 2019

Albemarle Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Albemarle Corporation, a Virginia corporation (“Albemarle”), in connection with the preparation and filing by Albemarle of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Albemarle of (i) shares of Albemarle’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Albemarle’s preferred stock (“Albemarle Preferred Stock”), (iii) debt securities of Albemarle (“Debt Securities”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”), (v) warrants to purchase Common Stock (the “Common Stock Warrants”), (vi) shares of Common Stock underlying the Common Stock Warrants (the “Warrant Shares”) and (vii) units representing ownership of Common Stock, Preferred Stock, Debt Securities, Debt Warrants, Common Stock Warrants or any combination thereof (“Units”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by Albemarle at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Debt Warrants, the Common Stock Warrants and the Units are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities will be issued in one or more series pursuant to an indenture dated as of January 20, 2005 (as amended or supplemented from time to time, the “Indenture”) between Albemarle, as issuer, and The Bank of New York, as trustee, and as supplemented by the fourth supplemental indenture, dated as of January 29, 2015, among Albemarle, Rockwood Holdings, Inc. (as successor by merger to Albemarle Holdings Corporation), Rockwood Specialties Group, Inc. (as successor by merger to Albemarle Holdings II Corporation), The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York, as resigning trustee, and U.S. Bank National Association, as successor trustee (the “Trustee”) (the “Supplemental Indenture”), which is filed as an exhibit to the Registration Statement. The Debt Warrants will be issued pursuant to a warrant agreement (each, a “Debt Warrant Agreement”) to be entered into between Albemarle and a bank or trust company, as warrant agent (each, a “Debt Warrant Agent”). The Common Stock Warrants will be issued pursuant to a warrant agreement (each, a “Common Stock Warrant Agreement”) to be entered into between Albemarle and a bank or trust company, as warrant agent (each, a “Common Stock Warrant Agent”). Each Debt Warrant Agreement and Common Stock Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between Albemarle and the unit agent party thereto (the “Unit Agent”). Each Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Supplemental Indenture, the Registration Statement, the Prospectus, and such corporate records of Albemarle, certificates of public officials, officers of Albemarle and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of Albemarle; and that the Indenture and Supplemental Indenture are the legal, valid and binding obligation of each party thereto, other than Albemarle, enforceable against each such party in accordance with its terms.

Our opinions set forth below are limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We note that Hunton Andrews Kurth LLP, special Virginia counsel to Albemarle, has furnished its opinions, dated the date hereof and filed as an exhibit to the Registration Statement, with respect to certain matters of Virginia law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture, as amended and supplemented by the Supplemental Indenture, has been duly executed and delivered by Albemarle to the extent such execution and delivery is a matter of New York law, and is the valid and binding obligation of Albemarle, enforceable against Albemarle in accordance with its terms.

2. When (i) the final terms of the Debt Securities have been duly established and approved by Albemarle, (ii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise), and (iii) such Debt Securities have been duly executed by Albemarle and duly authenticated by the Trustee in accordance with the terms of the Indenture and the Supplemental Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Albemarle, the Debt Securities will constitute legal, valid and binding obligations of Albemarle enforceable against Albemarle in accordance with their terms and entitled to the benefits of the Indenture.

3. When (i) the terms of the Common Stock Warrants have been established and approved by Albemarle, (ii) all corporate action necessary for the issuance and sale of the Common Stock Warrants has been taken, including the adoption and filing of a Common Stock Warrant Agreement relating thereto (iii) the Common Stock Warrants or certificates representing the Common Stock Warrants have been duly executed by Albemarle, and such certificates have been countersigned by the applicable Common Stock Warrant Agent in accordance with the applicable Common Warrant Agreement, and (iv) the Common Stock Warrants or certificates representing the Common Stock Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by Albemarle, the Common Stock Warrants will constitute valid and legally binding obligations of Albemarle, entitled to the benefits of the applicable Common Warrant Agreement.

4. When (i) the terms of the Debt Warrants have been established and approved by Albemarle, (ii) all corporate action necessary for the issuance and sale of the Debt Warrants has been taken, including the adoption and filing of a Debt Warrant Agreement relating thereto, (iii) the Debt Warrants or certificates representing the Debt Warrants have been duly executed by Albemarle, and such certificates have been countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement, and (iv) the Debt Warrants or certificates representing the Debt Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by Albemarle, the Debt Warrants will constitute valid and legally binding obligations of Albemarle entitled to the benefits of the applicable Debt Warrant Agreement.

5. When (i) the terms of the Units have been established and approved by Albemarle, (ii) all corporate action necessary for the issuance and sale of the Units has been taken, including the adoption and filing of a Unit Agreement relating thereto, (iii) the Units or certificates representing the Units have been duly executed by Albemarle, and such certificates have been countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement, and (iv) the Units or certificates representing the Units are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by Albemarle, the Units will constitute valid and legally binding obligations of Albemarle entitled to the benefits of the applicable Unit Agreement.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/RDG

GAM

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